Exhibit 10.32

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Amendment Agreement

dated	January 29th, 2018

between	Institute for Research in Biomedicine Via Vincenzo Vela 6 CH-6500 Bellinzona hereinafter: “IRB”

and	Humabs BioMed SA Via Mirasole 1 CH-6500 Bellinzona hereinafter: “Humabs” (IRB and Humabs each a “Party” and together the “Parties”)

concerning	the License Agreements dated 16 December 2011

Amendment Agreement

Recitals

A)

On 16 December 2011, IRB and Humabs (then still acting under its former company name Humabs Holding GmbH) entered into an amended and restated exclusive license agreement (as amended by an amendment agreement dated 10 February 2012, the “Holding License Agreement”).

B)

On 16 December 2011, IRB and the former Humabs BioMed SA entered into an exclusive license agreement (as amended by an amendment agreement dated 10 February 2012, the “Biomed License Agreement”; the Holding License Agreement and the Biomed License Agreement the “License Agreements”).

C)

On 17 March 2016, IRB, Humabs (then still acting under its former company name Humabs Holding GmbH) and the former Humabs BioMed SA entered into a letter agreement concerning the License Agreements and a research and development agreement between IRB and the former Humabs BioMed SA (the “Letter Agreement”; the License Agreement and the Letter Agreement together the “Agreements”).

D)	On 31 Mai 2017, Humabs absorbed the former Humabs BioMed SA by the means of a merger and changed its company name from Humabs Holding AG into its current company name Humabs BioMed SA.

E)	As a result of the merger referred to in Section D) of these Recitals, all Agreements exist between the IRB and Humabs and IRB and Humabs are the only parties to the Agreements.

F)	The Parties have agreed to amend the Agreements as follows:

1 Definitions

Unless otherwise defined herein, terms with capitalized initials shall have the meaning as defined in the Biomed License Agreement.

2 Amendment of the definition of the term “Sublicense Income” in the License Agreements.

In both License Agreements the definition of the term “Sublicense Income” shall be amended and replaced in its entirety by the following:

“Sublicense Income” means [***] granted Humabs under Section 2.1. For clarity, [***]. In addition, “Sublicense Income” shall not include [***].”

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Amendment Agreement

3	Deletion of Section 1.2 of the Letter Agreement

Section 1.2 of the Letter Agreement shall be deleted in its entirety.

4	Entry into Force

This Amendment Agreement and the respective amendments of the Agreements shall enter into force upon the execution of this Amendment Agreement by both Parties.

Except as otherwise provided herein, all provisions of the Agreements shall remain unaltered and fully in force.

5	Governing Law

This Amendment Agreement shall be governed and interpreted in accordance with the laws of Switzerland, without reference to its conflict of law provisions.

6	Dispute Resolution

Sections 11.1 (Disputes) and 11.2 (Arbitration) of the License Agreements are incorporated by reference to this Amendment Agreement.

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Amendment Agreement

7	Counterparts

This Amendment Agreement may be executed in counterparts or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.

Signatures

Bellinzona, this January 29th, 2018

Humabs BioMed SA

/s/ Filippo Riva
Name:	Filippo Riva
Title:	Managing Director

Bellinzona, this 31/1/2018

The Institute for Research in Biomedicine

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